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                                                                   EXHIBIT 21


                         SUBSIDIARIES OF MEDIA 100 INC.





                                                             State or other
                                                             jurisdiction of
      Subsidiary                                             organization
      ----------                                             ------------

      Media 100 Investments, Inc.                            Massachusetts

      Media 100 GmbH                                         Germany

      Media 100 Ltd.                                         United Kingdom

      Media 100 S.A.R.L.                                     France

      Media 100 S.r.l.                                       Italy

      Media 100 International, Inc.                          U.S. Virgin Islands